EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2005 on the consolidated financial statements of Kentucky Bancshares, Inc. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 as included in Kentucky Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Lexington, Kentucky
December 29, 2005